EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Incentive Plan of E. W. Blanch Holdings, Inc. of our report dated January 24, 1997 except for Note 15, as to which the date is February 21, 1997, with respect to the consolidated financial statements of E.
W. Blanch Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP


Minneapolis, Minnesota
November 13, 1997